Exhibit 99.1

MAD CATZ® REPORTS FISCAL 2014 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS

San Diego, CA – June 5, 2014 – Mad Catz Interactive, Inc. (“Mad Catz” or the “Company”) (NYSE MKT/TSX: MCZ), today announced financial results for the fiscal 2014 fourth quarter and full year ended March 31, 2014.

Key Highlights of Fiscal 2014 Fourth Quarter and Subsequent:

•	Fiscal 2014 fourth quarter net sales declined 18% to $20.2 million, driven by a decline in sales to EMEA, the Americas and APAC of 11%, 35% and 1%, respectively;

•	Gross margin for the Fiscal 2014 fourth quarter was 23.9%, compared to 25.8% in the prior year;

•	Total operating expenses in the Fiscal 2014 fourth quarter decreased 65% from the prior year period to $6.5 million;

•	Diluted loss per share was ($0.00) for the Fiscal 2014 fourth quarter, compared to a diluted loss per share of ($0.19) in the prior year quarter;

•	Net position of bank loan, less cash, of $4.1 million at March 31, 2014, compared to $11.1 million at December 31, 2013 and $6.1 million at March 31, 2013;

•	Announced new range of Xbox One™ licensed headsets;

•	Announced agreement to bring OUYA content to the M.O.J.O.™ Micro-Console™;

•	Began shipping the KUNAI™ and FREQ 4D™ headsets as well as Titanfall™-licensed headset, mouse and keyboard; and

•	Announced a co-marketing agreement to promote OnLive’s cloud gaming service on the M.O.J.O. Micro-Console.

Key Financial Highlights of Fiscal 2014:

•	Fiscal 2014 net sales declined 27% to $89.6 million, driven by a decline in sales to EMEA, the Americas and APAC of 14%, 45% and 14%, respectively;

•	Gross margin for Fiscal 2014 was 25.5%, compared to 28.1% in Fiscal 2013;

•	Total operating expenses in Fiscal 2014 decreased 33% year-over-year to $29.4 million; and

•	Diluted loss per share was ($0.12) for Fiscal 2014 compared to ($0.18) in the prior year.

Summary of Financials

(in US$ thousands, except margins and per-share data)

	Three Months Ended March 31,			Years Ended March 31,
	2014	2013	Change	2014	2013	Change
Net sales	$20,217	$24,608	(18)%	$89,629	$122,664	(27)%
Gross profit	4,838	6,351	(24)%	22,898	34,516	(34)%
Total operating expenses	6,527	18,830	(65)%	29,420	44,032	(33)%

Operating loss	(1,689)	(12,479)	(86)%	(6,522)	(9,516)	(31)%

Net loss	($265)	($12,160)	(98)%	($7,441)	($11,200)	(34)%

Net loss per share, basic	($0.00)	($0.19)	(100)%	($0.12)	($0.18)	(33)%

Net loss per share, diluted	($0.00)	($0.19)	(100)%	($0.12)	($0.18)	(33)%

Gross margin	23.9%	25.8%	(1.9)%	25.5%	28.1%	(2.6)%
Adjusted EBITDA (loss) (1)	($1,155)	($81)	(1326)%	($3,952)	$6,434	(161)%

(1)	Definitions, disclosures and reconciliations regarding non-GAAP financial information are included on page 7.

Commenting on the Company’s Fiscal 2014 fourth quarter and full year results, Darren Richardson, President and Chief Executive Officer of Mad Catz, said, “Sales of our console products are rebounding on the back of strong next gen console sales. Products for next gen consoles accounted for 11% of our fourth quarter sales and we expect that growth to accelerate once our Xbox One headset range ships in the summer. We are adding key new products to our mice and keyboard category, which we believe will revitalize growth of our PC and Mac products. In addition, we are seeing early signs of traction in our GameSmart products for Smart devices. Products for Smart devices accounted for 4% of our sales in the fourth quarter and we expect that growth to accelerate with the launch of new controller-enabled games and a growing installed base of micro-consoles. While sales of our legacy console products are likely to decline, we believe that the console manufacturers commitment to the legacy consoles over the next few years will allow us to continue to sell these legacy products as we build out our line of next gen products.”

Summary of Key Sales Metrics

	Three Months			Years
	Ended March 31,			Ended March 31,
(in US$ thousands)	2014	2013	Change	2014	2013	Change
Net Sales by Geography
EMEA	$12,557	$14,030	(11)%	$53,132	$61,960	(14)%
Americas	5,275	8,174	(35)%	28,470	51,316	(45)%
APAC	2,385	2,404	(1)%	8,027	9,388	(14)%

Total	$20,217	$24,608	(18)%	$89,629	$122,664	(27)%

Sales by Platform as a % of Gross Sales
PC and Mac	47%	42%		45%	33%
Universal	25%	24%		29%	25%
Next gen consoles (a)	11%	0%		3%	1%
Legacy consoles (b)	12%	32%		19%	39%
Smart devices	4%	1%		2%	1%
All others	1%	1%		2%	1%

	100%	100%		100%	100%

Sales by Product Category as a % of Gross Sales
Audio	47%	45%		47%	48%
Mice and Keyboards	28%	28%		29%	21%
Specialty controllers	18%	15%		16%	14%
Accessories	3%	7%		5%	8%
Controllers	2%	3%		1%	5%
Games & Other	2%	2%		2%	4%

	100%	100%		100%	100%

Sales by Brand as a % of Gross Sales
Mad Catz	39%	46%		41%	45%
Tritton	43%	41%		42%	44%
Saitek	14%	11%		12%	9%
Other	4%	2%		5%	2%

	100%	100%		100%	100%

(a)	Includes products developed for Xbox One, Playstation 4 and Wii U.
(b)	Includes products developed for Xbox 360, Playstation 3 and Wii.

Karen McGinnis, Chief Financial Officer of Mad Catz, commented, “We experienced ongoing weakness in our sales during the fourth quarter and throughout fiscal 2014 as sales were down across all regions and categories, although declines in EMEA were less than in the Americas and APAC. Gross margin during the fourth quarter decreased to 24% due primarily to an increase in distribution costs as a percentage of net sales and increases in sales of products with lower margin, offset partially by a decrease in inventory write-downs as a percentage of net sales. However, we successfully reduced operating expenses, which offset some of the decline in gross profit. Overall, we knew this would be a challenging fiscal year due to the impact of the gaming console transition, yet we remained focused on effectively managing our overall liquidity position by reducing inventory levels and expenses, and managing our accounts receivable collection efforts. As a result, we ended the quarter with a net position of bank loan less cash of only $4.1 million, compared to $6.1 million a year ago and $11.1 million last quarter.”

Mr. Richardson, concluded, “In Fiscal 2015, our goal is to return to growth and profitability by focusing on the following strategic and operational objectives: designing innovative products for passionate gamers and executing strong global market launches of those products; growing the market for accessories designed for smart devices; expanding our global sales reach, with particular focus on the APAC region; continuing our discipline in working capital management and product placement profitability; expanding our flight simulation business; and identifying strategic opportunities for the expansion of products in adjacent and compatible categories, including transactions with companies for which products Mad Catz can leverage its global distribution capabilities.”

The Company will host a conference call and simultaneous webcast on June 5, 2014, at 5:00 p.m. ET, which can be accessed by dialing (212) 231-2922. Following its completion, a replay of the call can be accessed for 30 days at the Company’s Web site (www.madcatz.com, select “About Us/Investor Relations”) or for seven days via telephone at (800) 633-8284 (reservation #21718269) or, for International callers, at (402) 977-9140.

About Mad Catz

Mad Catz Interactive, Inc. (“Mad Catz”) (NYSE MKT/TSX: MCZ) is a global provider of innovative interactive entertainment products marketed under its Mad Catz® (gaming), Tritton® (audio), and Saitek® (simulation) brands. Mad Catz products cater to passionate gamers across multiple platforms including in-home gaming consoles, handheld gaming consoles, Windows® PC and Mac® computers, smart phones, tablets and other mobile devices. Mad Catz distributes its products through its online store as well as distribution via many leading retailers around the globe. Headquartered in San Diego, California, Mad Catz maintains offices in Europe and Asia. For additional information about Mad Catz and its products, please visit the Company’s website at www.madcatz.com.

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Safe Harbor

Information in this press release that involves the Company’s expectations business prospects, plans, intentions or strategies regarding its future are forward-looking statements that are not facts and that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause the Company’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release are the following: the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first-party price reductions; availability of capital under our credit facility; commercial acceptance of new in-home gaming consoles; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; unanticipated product delays; or a downturn in the market or industry. A further list and description of these and other factors, risks, uncertainties and other matters can be found in the Company’s most recent annual report, and any subsequent quarterly reports, filed with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. The forward-looking statements in this release are based upon information available to the Company as of the date of this release, and the Company assumes no obligation to update any such forward-looking statements as a result of new information or future events or developments, except as may be require by applicable law. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of the future performance of the Company and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Contact:
Karen McGinnis	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Financial Officer	JCIR
Mad Catz Interactive, Inc.	mcz@jcir.com or (212) 835-8500
kmcginnis@madcatz.com or (619) 683-9830

- TABLES FOLLOW -

Consolidated Statements of Operations

(in thousands of U.S. dollars, except share and per share data)

(unaudited)

	Three Months Ended March 31,		Years Ended March 31,
	2014	2013	2014	2013
Net sales	$20,217	$24,608	$89,629	$122,664
Cost of sales	15,379	18,257	66,731	88,148

Gross profit	4,838	6,351	22,898	34,516

Operating expenses:
Sales and marketing	2,638	3,935	12,656	15,397
General and administrative	2,746	3,110	11,649	11,941
Research and development	998	1,040	4,238	4,205
Acquisition related items	35	43	134	1,088
Amortization of intangibles	110	234	743	933
Goodwill impairment	—	10,468	—	10,468

Total operating expenses	6,527	18,830	29,420	44,032

Operating loss	(1,689)	(12,479)	(6,522)	(9,516)
Other (expense) income:
Interest expense, net	(183)	(147)	(659)	(894)
Foreign currency exchange (loss) gain, net	(162)	603	(870)	615
Change in fair value of warrant liability	84	201	74	544
Other income	41	(21)	142	87

Total other (expense) income	(220)	636	(1,313)	352

Loss before income taxes	(1,909)	(11,843)	(7,835)	(9,164)
Income tax benefit (expense)	1,644	(317)	394	(2,036)

Net loss	($265)	($12,160)	($7,441)	($11,200)

Net loss per share:

Basic	($0.00)	($0.19)	($0.12)	($0.18)

Diluted	($0.00)	($0.19)	($0.12)	($0.18)

Weighted average common shares outstanding:

Basic	63,931,506	63,477,399	63,757,395	63,471,235

Diluted	63,931,506	64,477,399	63,757,395	64,471,235

Consolidated Balance Sheets

(in thousands of U.S. dollars)

(unaudited)

	March 31, 2014	March 31, 2013
ASSETS
Current assets:
Cash	$1,496	$2,773
Accounts receivable, net	8,059	13,884
Other receivables	1,531	1,374
Inventories	17,189	23,795
Deferred tax assets	926	257
Income tax receivable	895	344
Prepaid expenses and other current assets	1,605	2,711

Total current assets	31,701	45,138
Deferred tax assets	1,334	370
Other assets	499	359
Property and equipment, net	2,737	2,977
Intangible assets, net	3,022	3,679

Total assets	$39,293	$52,523

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank loan	$5,612	$8,888
Accounts payable	13,661	15,573
Accrued liabilities	4,874	6,652
Note payable	1,336	—
Contingent consideration, current	—	1,650
Income taxes payable	330	258

Total current liabilities	25,813	33,021
Note payable	1,023	—
Contingent consideration	—	2,214
Warrant liability	75	149
Deferred tax liabilities	178	152
Other long-term liabilities	78	109

Total liabilities	$27,167	$35,645

Shareholders’ equity:
Common stock	60,847	60,102
Accumulated other comprehensive loss	(1,757)	(3,701)
Accumulated deficit	(46,964)	(39,523)

Total shareholders’ equity	12,126	16,878

Total liabilities and shareholders’ equity	$39,293	$52,523

Consolidated Statements of Cash Flows

(in thousands of U.S. dollars)

(unaudited)

	Years Ended March 31,
	2014	2013
Operating activities:
Net loss	($7,441)	($11,200)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,568	3,022
Accrued and unpaid interest expense on note payable	11	—
Amortization of deferred financing fees	39	7
Stock-based compensation	557	663
Change in fair value of contingent consideration	(729)	475
Loss on disposal or sale of assets	79	72
Change in fair value of warrant liability	(74)	(544)
Goodwill impairment	—	10,468
(Benefit) provision for deferred income taxes	(1,607)	188
Changes in operating assets and liabilities:
Accounts receivable	6,406	1,221
Other receivables	(142)	(200)
Inventories	7,265	7,640
Prepaid expenses and other current assets	1,216	207
Other assets	(153)	346
Accounts payable	(1,890)	(2,367)
Accrued liabilities	(1,601)	220
Income taxes receivable/payable	(417)	(28)

Net cash provided by operating activities	4,087	10,190

Investing activities:
Purchases of property and equipment	(1,461)	(1,046)
Purchases of intangible assets	(80)	—

Net cash used in investing activities	(1,541)	(1,046)

Financing activities:
Borrowings on bank loan	69,810	90,640
Repayments on bank loan	(73,086)	(98,406)
Payment of financing costs	(40)	—
Payment of contingent consideration	(787)	(980)
Proceeds from exercise of stock options	188	7

Net cash used in financing activities	(3,915)	(8,739)

Effects of foreign currency exchange rate changes on cash	92	(106)

Net (decrease) increase in cash	(1,277)	299
Cash, beginning of period	2,773	2,474

Cash, end of period	$1,496	$2,773

Supplementary Data

Adjusted EBITDA Reconciliation (non-GAAP)

(in thousands of U.S. dollars)

(unaudited)

	Three Months		Years
	Ended March 31,		Ended March 31,
	2014	2013	2014	2013
Net loss	($265)	($12,160)	($7,441)	($11,200)
Adjustments
Interest expense, net	183	147	659	894
Income tax (benefit) expense	(1,644)	317	(394)	2,036
Depreciation and amortization	564	749	2,607	3,029
Stock-based compensation	56	279	557	663
Change in fair value of warrant liability	(84)	(201)	(74)	(544)
Acquisition related items	35	320	134	1,088
Goodwill impairment	—	10,468	—	10,468

Adjusted EBITDA (loss)	($1,155)	($81)	($3,952)	$6,434

Adjusted EBITDA (loss), a non-GAAP financial measure, represents net loss before interest, taxes, depreciation and amortization, stock-based compensation, the gain/loss on the change in the fair value of the related warrant liability, goodwill impairment, if any, and acquisition related items. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it being presented as an alternative to operating or net income as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles in the United States. As defined, Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. We believe, however, that in addition to the performance measures found in our financial statements, Adjusted EBITDA is a useful financial performance measurement for assessing our Company’s operating performance. We use Adjusted EBITDA as a measurement of operating performance in comparing our performance on a consistent basis over prior periods, as it removes from operating results the impact of our capital structure, including the interest expense resulting from our outstanding debt, and our asset base, including depreciation and amortization of our capital and intangible assets. In addition, Adjusted EBITDA is an important measure for our lender.